UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2014

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 28, 2014, Samrat S. Khichi, Senior Vice President, Chief Administrative Officer, General Counsel and Secretary of Catalent Pharma Solutions, Inc. (the “Company”) notified the Company of his decision to leave the Company effective July 21, 2014 (the “Departure Date”) to serve as Senior Vice President, General Counsel and Corporate Secretary of a multinational public company. The Company will commence a search for a new general counsel.

Mr. Khichi has agreed to continue to serve in his various capacities for a transition period ending on the Departure Date. In connection therewith, the Company has agreed to increase Mr. Khichi’s base salary $25,000 per month, effective May 1, 2014. In addition, Mr. Khichi will also be eligible to receive a retention bonus in the amount of $100,000 upon the satisfactory completion of specified projects as determined by the Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc. (Registrant)

Dated: May 2, 2014	By:	/s/ Matthew M. Walsh
	Name:	Matthew M. Walsh
	Title:	Executive Vice President & Chief Financial Officer

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